Contact:       Paul Coghlan                        6:30 EDT
               Vice President, Finance             Tuesday, April 13, 2004
               (408) 432-1900                      US1


LINEAR TECHNOLOGY REPORTS SIGNIFICANTLY INCREASED SALES AND PROFITS OVER BOTH THE PRIOR YEAR AND THE PRIOR QUARTER

         Milpitas, California, April 13, 2004, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its third quarter ended March 28, 2004, were $209,133,000, an increase of 36% over net sales of $153,750,000 for the third quarter of the previous year. The Company also reported net income for the quarter of $85,549,000 or $0.27 diluted earnings per share, an increase of 41% from $60,622,000 or $0.19 diluted earnings per share reported for the third quarter of last year. During the quarter the Company's cash and short-term investments decreased by $38.4 million, net of spending $121.2 million to purchase 2,950,000 shares of its common stock. A cash dividend of $0.08 per share will be paid on May 12, 2004 to stockholders of record on April 23, 2004.

         According to Robert H. Swanson, Chairman of the Board and CEO, "This was another strong quarter for us. Sales grew 12% and profits 15% sequentially over the December quarter. Demand for our products has continued to be robust, increasing in each major end-market, led by industrial and communications, and increasing also in every major geographical area. Our return on sales was 41%. We generated approximately $83 million in cash and short-term investments, before purchasing the shares of our stock referred to above. In each of the last three quarters we have accelerated our year over year sales and profit growth. Looking forward, we are experiencing very broad based strength in our market place and, should these current trends continue, we expect to grow sales by roughly a similar percentage in the June quarter to the quarter just completed."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 29, 2003.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 14, 2004 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-5571 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from April 14 through April 20, 2004. You may access this post view by calling (719) 457-0820 and entering reservation #743820. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 14, 2004 until the third quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (unaudited)

                                              Three Months Ended                            Nine Months Ended
                                              ------------------                            -----------------
                                      March 28,              March 30,              March 28,              March 30,
                                         2004                   2003                  2004                    2003
                                      ---------              ---------             ----------              ----------

Net sales                             $ 209,133              $ 153,750             $  569,231              $  440,806

Cost of sales                            47,596                 39,390                132,782                 114,611
                                      ---------              ---------             ----------              ----------

    Gross profit                        161,537                114,360                436,449                 326,195
                                      ---------              ---------             ----------              ----------

Expenses:

    Research & development               26,633                 22,609                 75,960                  67,014

    Selling, general and
    administrative                       20,553                 15,916                 57,364                  49,345
                                      ---------              ---------             ----------              ----------

                                         47,186                 38,525                133,324                 116,359
                                      ---------              ---------             ----------              ----------

      Operating income                  114,351                 75,835                303,125                 209,836

Interest income, net                      6,140                  9,548                 19,909                  30,427
                                      ---------              ---------             ----------              ----------

    Income before income
    taxes                               120,491                 85,383                323,034                 240,263

Provision for income taxes               34,942                 24,761                 93,679                  69,676
                                      ---------              ---------             ----------              ----------

    Net income                        $  85,549              $  60,622             $  229,355              $  170,587
                                      =========              =========             ==========              ==========

Basic earnings per share              $    0.27              $    0.19             $     0.73              $     0.54
                                      =========              =========             ==========              ==========

Shares used in the                      311,993                312,782                312,924                 313,184
     calculation of basic             =========              =========             ==========              ==========
     earnings per share

Diluted earnings per share            $    0.27              $    0.19             $     0.71              $     0.53
                                      =========              =========             ==========              ==========

Shares used in the                      321,507                320,842                322,614                 321,217
     calculation of diluted           =========              =========             ==========              ==========
     earnings per share

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                      March 28,        June 29,
                                                         2004            2003
                                                     (unaudited)      (audited)
                                                      ----------      ----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                        $1,648,387      $1,593,567

     Accounts receivable, net of
        allowance for doubtful
        accounts of $1,762 ($1,762
        at June 29, 2003)                                 98,419          80,094

     Inventories                                          33,056          32,094

     Deferred tax assets and other
        current assets                                    67,380          70,245
                                                      ----------      ----------

     Total current assets                              1,847,242       1,776,000
                                                      ----------      ----------

Property, plant & equipment, net                         199,019         223,444
Other non current assets                                  55,067          57,435
                                                      ----------      ----------

Total assets                                          $2,101,328      $2,056,879
                                                      ==========      ==========


                                                      March 28,        June 29,
                                                         2004            2003
                                                     (unaudited)      (audited)
                                                      ----------      ----------
LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                   $    8,933      $    7,480

   Accrued income taxes, payroll &
      other accrued liabilities                          122,541         109,871

   Deferred income on shipments
      to distributors                                     46,178          44,678
                                                      ----------      ----------

        Total current liabilities                        177,652         162,029
                                                      ----------      ----------

Deferred tax and other long-term
   liabilities                                            77,202          79,921

Stockholders' equity:

   Common stock                                          801,552         740,397
   Retained earnings                                   1,041,847       1,067,582
   Accumulated other comprehensive
      income                                               3,075           6,950
                                                      ----------      ----------
        Total stockholders' equity                     1,846,474       1,814,929
                                                      ----------      ----------
                                                      $2,101,328      $2,056,879
                                                      ==========      ==========